CLIMACHEM, INC.
                                 as Issuer


                              THE GUARANTORS
                               named herein


                                   and


                              BANK ONE, N.A.
                               As Trustee


                        _________________________


                       FIRST SUPPLEMENTAL INDENTURE

                       Dated as of February 8, 1999

                        _________________________


                  Supplementing and Amending the Indenture

                       Dated as of November 26, 1997

                  $105,000,000 10 3/4% Senior Notes Due 2007

                        FIRST SUPPLEMENTAL INDENTURE


     This First Supplemental Indenture, dated as of February 8, 1999, is by and among ClimaChem, Inc., an Oklahoma corporation (the "Company"), The Environmental Group, Inc., an Oklahoma corporation, International Environmental Corporation, an Oklahoma corporation, Climate Master, Inc., a Delaware corporation, CHP corporation, an Oklahoma corporation, KOAX
Corp., an Oklahoma corporation, APR Corporation, an Oklahoma corporation, Climate Mate, Inc., a corporation organized under the laws of Canada, The Environmental Group International Limited, a corporation organized under the laws of England, LSB Chemical Corp., an Oklahoma corporation, El Dorado Chemical Company, an Oklahoma corporation, Slurry Explosive Corporation, an Oklahoma corporation, Universal Tech Corporation, an Oklahoma corporation, Total Energy Systems Limited, a corporation organized under the laws of Queenstown, Australia, Total Energy Systems (NZ) Ltd., a corporation organized under the laws of New Zealand, T.E.S. Mining Services Pty. Ltd., a corporation organized under the laws of Queensland, Australia, Northwest Financial Corporation, an Oklahoma corporation, DSN Corporation, an Oklahoma corporation (collectively, the "Guarantors"), Total Energy Systems (International) Pty Ltd., a corporation organized under the laws of Queensland, Australia ("TESI"), ClimateCraft, Inc., an Oklahoma corporation ("CLCR"), ACP Manufacturing Corp., an Oklahoma corporation ("ACP"), ThermalClime, Inc., an Oklahoma corporation ("Thermal"), and Bank One,
N.A., as trustee (the "Trustee").

                              RECITALS
                              ________


     WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture, dated as of November 26, 1997, (the "Indenture"), pursuant to which the 10 3/4% Senior Notes due 2007 (the "Notes") were issued; and

     WHEREAS, the Company was issued all of the issued and outstanding shares of stock of CLCR, ACP and Thermal, thereby causing CLCR, ACP and Thermal to be Wholly Owned Subsidiaries of the Company; and

     WHEREAS, Total Energy Systems Limited, a Wholly Owned Subsidiary of the Company, was issued all of the issued and outstanding shares of stock of TESI, thereby causing TESI to be an indirect Wholly Owned Subsidiary of the Company; and

     WHEREAS, Section 11.5 of the Indenture provides that the Company shall cause any person that becomes a Subsidiary of the Company or any Guarantor to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor under Article 11 of the Indenture and shall guarantee the Notes pursuant to the terms thereof; and

     WHEREAS, capitalized terms used herein and not otherwise defined are used as defined in the Indenture.

     NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Guarantors, TESI, CLCR, ACP and Thermal agree as follows for the benefit of each other, the Trustee and the equal and ratable benefit of the Holders of the Notes, and hereby amend and supplement the Indenture as follows:

     Section 1.  Addition of Guarantors.  In accordance with Section
                 11.5 ofthe Indenture, TESI, CLCR, ACP and Thermal each agree to become a Guarantor under Article 11 of the Indenture and hereby guarantees the Notes pursuant to the terms thereof.

     Section 2. Modification of Indenture. Upon the execution and delivery of this First Supplemental Indenture, the Indenture shall be modified to reflect the addition of TESI, CLCR, ACP and Thermal as Guarantors under the Indenture, and this First Supplemental Indenture shall form a part of the Indenture for all purposes.

     Section 3. Ratification. Except to the extent amended by or inconsistent with this First Supplemental Indenture, the Company, the Guarantors, TESI, CLCR, ACP, Thermal and the Trustee hereby ratify and reconfirm the Indenture in its entirety.

     Section 4.  Miscellaneous.

                 A. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 B. Meaning of Terms. Any capitalized terms used in this First Supplemental Indenture and not defined herein shall have the meanings specified in the Indenture, unless the context shall otherwise require.

                 C. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the date first above written.

 CLIMACHEM, INc.


By:  /s/ James L. Wewers
  _______________________________
Title:  Vice President
      ___________________________

THE ENVIRONMENTAL GROUP, INC.

By:  /s/ Barry H. Golsen
  _______________________________
Title: Executive Vice President
      ___________________________

INTERNATIONAL ENVIRONMENTAL
CORPORATION

By:  /s/ Barry H. Golsen
   ______________________________
Title: Chief Executive Officer
      ___________________________

CLIMATE MASTER, INC.

By:  /s/ Barry H. Golsen
  ______________________________
Title:  Executive Vice President
     ___________________________

CHP CORPORATION

By:  /s/ Barry H. Golsen
  _____________________________
Title: President
     __________________________

KOAX CORP.

By:  /s/ Barry H. Golsen
  _____________________________
Title:  President
     __________________________

APR CORPORATION

By:  /s/ Barry H. Golsen
  _____________________________
Title:  President
     __________________________

CLIMATE MATE, INC.

By:  David R. Goss
  ____________________________
Title:  President
     _________________________

THE ENVIRONMENTAL GROUP
INTERNATIONAL LIMITED

By:  /s/ Barry H. Golsen
  ___________________________
Title:  Director
     ________________________

LSB CHEMICAL CORP.

By:  James L. Wewers
   _________________________
Title:  President
     _______________________

EL DORADO CHEMICAL COMPANY

By:  /s/ James L. Wewers
  __________________________
Title:  President
     _______________________

SLURRY EXPLOSIVE CORPORATION

By:  /s/ James L. Wewers
  __________________________
Title:  Vice President
     _______________________

UNIVERSAL TECH CORPORATION

By:  /s/ James L. Wewers
  __________________________
Title:  Vice President
     _______________________

TOTAL ENERGY SYSTEMS LIMITED

By:  /s/ James L. Wewers
  ___________________________
Title:  Vice President
     _________________________

TOTAL ENERGY SYSTEMS (NZ) LTD.

By:  /s/ James L. Wewers
  ____________________________
Title:  Director
     _________________________

T.E.S. MINING SERVICES PTY. LTD.

By:  /s/ James L. Wewers
   ____________________________
Title:  Director
      _________________________

NORTHWEST FINANCIAL
CORPORATION

By:  /s/ David R. Goss
  ____________________________
Title:  Vice President
     _________________________

DSN CORPORATION

By:  /s/ Barry H. Golsen
  ___________________________
Title:  President

TOTAL ENERGY SYSTEMS
(INTERNATIONAL) PTY LTD

By:
  ___________________________
Title:  Director
      _______________________

CLIMATECRAFT, INC.

By:  /s/ Barry H. Golsen
   _________________________
Title:  Vice President
     ______________________

ACP MANUFACTURING CORP.

By:  /s/ Barry H. Golsen
   _________________________
Title:  Vice President
     ______________________

THERMALCLIME, INC.

By /s/ Barry H. Golsen
  __________________________
Title:  President
     _______________________

BANK ONE, N.A., AS TRUSTEE

By:  /s/ David B. Knox
   _________________________
Title:  Authorized Signer
     _______________________

                            GUARANTEE

     For value received, ThermalClime, Inc., an Oklahoma company, hereby irrevocably, unconditionally guarantees on a senior basis to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment, as set forth in the Indenture pursuant to which such Security and this Guarantee were issued, of the principal of, premium (if any) and interest on such Security when and as the same shall ecome due and payable for any reason according to the terms of such Security and Article XI of the Indenture. The Guarantee of the Security upon which this Guarantee is endorsed will not become effective until the Trustee signs the Certificate of authentication on such Security.

                                  THERMALCLIME, INC.


                                  By:  /s/ Barry H. Golsen
                                     ___________________________

                                  Name:  Barry H. Golsen
                                       _________________________
                                  Title:  President
                                       __________________________